MacroGenics Announces Termination of Duvortuxizumab Collaboration and License Agreement with Janssen

•	Development of MGD015 (JNJ-9383) to continue by Janssen

ROCKVILLE, MD, August 31, 2017 – MacroGenics, Inc. (NASDAQ: MGNX), a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer, as well as autoimmune disorders and infectious diseases, today announced that it had been notified by its partner, Janssen Biotech, Inc., that Janssen is terminating the collaboration and license agreement with MacroGenics relating to duvortuxizumab, a CD19 x CD3 DART® molecule. Enrollment of the Phase 1 dose-escalation study of this molecule is being discontinued.
Janssen reaffirmed its commitment to MGD015, also known as JNJ-9383, a second DART molecule licensed from MacroGenics. MGD015 is a preclinical program that targets CD3 and a non-disclosed cancer antigen expressed in hematological malignancies and lung cancer. Janssen has indicated that it anticipates initiating a first-in-human study with this molecule in 2018.
In the Phase 1 dose-escalation study of duvortuxizumab, multiple objective responses were observed in patients treated at various dosing levels tested. However, a number of patients experienced treatment-related neurotoxicity similar to that seen in patients treated with other CD19-targeted T-cell therapies. Given the recent advances in the highly competitive field for the treatment of B cell malignancies, the opportunity for development and commercialization has become less attractive.
“While this decision is disappointing, MacroGenics and its strategic partner, Janssen, continue to be fully committed to the DART platform and our ongoing collaboration on MGD015. Duvortuxizumab’s neurotoxicity profile is a CD19-targeting issue and has not been observed in our other DART clinical programs,” said Scott Koenig, M.D., Ph.D., President and Chief Executive Officer of MacroGenics. “Given our large portfolio of product candidates currently being pursued, it is unlikely that we will continue development of this molecule at this time.”
About MacroGenics, Inc.

MacroGenics is a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer, as well as autoimmune disorders and infectious diseases. The Company generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms. The combination of MacroGenics' technology platforms and protein engineering expertise has allowed the Company to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. For more information, please see the Company's website at www.MacroGenics.com. MacroGenics, the MacroGenics logo, DART and TRIDENT are trademarks or registered trademarks of MacroGenics, Inc.

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Contacts:
Jim Karrels, Senior Vice President, CFO
MacroGenics, Inc.
1-301-251-5172, info@MacroGenics.com

Karen Sharma, Senior Vice President
MacDougall Biomedical Communications
1-781-235-3060, ksharma@macbiocom.com